Exhibit 99.1
SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS
This discussion is a supplement to, and is intended to be read together with, the discussions under the heading “Federal Income Tax Considerations” in our prospectus dated July 21, 2011, or the base prospectus. This discussion supersedes, in its entirety, the discussion under the heading “Supplemental Federal Income Tax Considerations” in our prospectus supplement dated November 16, 2012. This discussion is for general information only and is not tax advice.
The following discussion supersedes the ninth bullet point in the fourth paragraph in the discussion under the heading “Federal Income Tax Considerations—Taxation of Our Company—General” in the base prospectus.
Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS has issued Treasury Regulations that generally exclude from the application of this built-in gains tax any gain from the sale of property acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code.
The following discussion supersedes the third paragraph in the discussion under the heading “Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements” in the base prospectus.
In addition, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the ten-year period following our acquisition of such asset.
The sixth paragraph in the discussion under the heading “Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements” in the base prospectus is hereby deleted in its entirety.
The following discussion supersedes the discussion under the heading “Federal Income Tax Considerations—Taxation of Our Company—Failure to Qualify” in the base prospectus.
If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
The following discussion supersedes the third paragraph in the discussion under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Taxable U.S. Stockholders—Distributions Generally” in the base prospectus.
U.S. stockholders that receive taxable stock dividends, including dividends partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any dividend payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. stockholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. stockholder would have to pay the tax using cash from other sources. If a U.S. stockholder sells the capital stock it receives as a dividend in order to pay this tax and the sales proceeds are less than the amount required to be included in income with respect to the dividend, such U.S. stockholder could have a capital loss with respect to the capital stock sale that could not be used to offset such dividend income. A U.S. stockholder that receives capital stock pursuant to a distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
The following discussion supersedes the discussions under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Taxable U.S. Stockholders—Tax Rates” and “Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Taxable U.S. Stockholders—Medicare Tax on Unearned Income” in the base prospectus.
Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.
Medicare Tax on Unearned Income. Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our stock.
The following discussion supersedes the discussions under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Taxable U.S. Stockholders—Legislation Relating to Foreign Accounts” in the base prospectus.
Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our stock. See “—Taxation of Non-U.S. Stockholders—Foreign Accounts.”
The following discussion supersedes the first paragraph in the discussion under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Tax-Exempt Stockholders” in the base prospectus.
Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.
The following discussion supersedes the second paragraph in the discussion under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Non-U.S. Stockholders—Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests” in the base prospectus
Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of “U.S. real property interests,” or USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of any distribution to non-U.S.

stockholders that is designated as a capital gain dividend or, if greater, 35% of any distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder’s federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.
The following discussion supersedes the discussions under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Non-U.S. Stockholders—Legislation Relating to Foreign Accounts” in the base prospectus.
Foreign Accounts. Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities (including payments to U.S. stockholders that hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, in order to avoid the imposition of such withholding, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts to the IRS (or, in some cases, local tax authorities), and withhold 30% on payments it makes to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these provisions may be subject to different rules.
Under the applicable Treasury Regulations and IRS guidance, the withholding provisions described above will generally apply to payments of dividends made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.